EXHIBIT 99.1

GREENMAN

TECHNOLOGIES

www.greenman.biz

News Release

FOR IMMEDIATE RELEASE

Contacts:	Chuck Coppa, CFO or Lyle Jensen, CEO
GreenMan Technologies, Inc. 781-224-2411
Investor Relations Contacts: John Nesbett or Jennifer Belodeau
Institutional Marketing Services (IMS), 203-972-9200

GreenMan Technologies Announces Planned Divestiture of Green Tech Products Subsidiary

- Positions GreenMan to Focus Exclusively on Dual Fuel Conversion Business -

Lynnfield, MA – June 14, 2011  ---  GreenMan Technologies, Inc. (OTCQB:GMTI) announced today that it has entered into an agreement to sell, subject to shareholder approval, substantially all of the assets of Green Tech Products, Inc., its molded recycled rubber products subsidiary located in Carlisle, Iowa, to Irish Knight Holdings, L.L.C. GreenMan expects, subject to shareholder approval and the satisfaction of customary closing conditions, the transaction to close during the month of July 2011.

Lyle Jensen, GreenMan’s President and Chief Executive Officer, stated, “As previously announced in March, our Board of Directors determined it to be in the best interest of shareholder value to exit the molded recycled rubber product business and devote all corporate resources to advancing GreenMan’s dual fuel conversion business. During the past several months we have spoken with multiple parties who had expressed an interest in our Green Tech Products subsidiary.  After careful review, the alternative that provides the greatest value to GreenMan and its shareholders came from Irish Knight Holdings L.L.C., whose investor group is lead by the two senior managers of Green Tech Products.”

Pursuant to the terms of the agreement, Irish Knight Holdings will purchase substantially all of Green Tech Products’ assets, assume substantially all of its liabilities and provide $150,000 of additional consideration in the form of a promissory note and inventory credits.

GreenMan expects to file a preliminary proxy statement with the Securities and Exchange Commission (SEC) describing the pending transaction within the next 5 days, and will mail the final version to shareholders. Because this proxy statement and related documents will contain important information, GreenMan’s stockholders are urged to read these documents carefully, if and when they become available.  When filed with the SEC, the proxy statement and other documents (along with any other document and report filed by GreenMan with the SEC) will be available free of charge at the SEC’s website, www.sec.gov.  GreenMan stockholders will also be able to obtain the proxy statement and other documents free of charge by directing their request to: Charles Coppa, CFO, GreenMan Technologies, Inc., 7 Kimball Lane, Building A, Lynnfield, Massachusetts, 01940.

About GreenMan Technologies

GreenMan’s alternative energy subsidiary, American Power Group, Inc., provide a cost-effective patented dual fuel conversion technology for diesel engines and diesel generators.   American Power Group's dual fuel technology is a unique non-invasive energy enhancement system that converts existing diesel engines into more efficient and environmentally friendly engines that have the flexibility to run on: (1) diesel fuel and compressed natural gas; (2) diesel fuel and liquid natural gas; (3) diesel fuel and well-head gas; and (4) diesel fuel and bio-methane, with the flexibility to return to 100% diesel fuel operation at any time. The proprietary technology seamlessly displaces 40% to 60% of the normal diesel fuel consumption and the energized fuel balance is maintained with a proprietary electronic controller system ensuring the engines operate to engine manufacturers’ specified temperatures and pressures.  Installation on a wide variety of engine models and end-market applications requires no engine modification unlike the more expensive invasive alternative fuel systems in the market.   See additional information at: www.greenman.biz. and www.americanpowergroupinc.com.

Caution Regarding Forward-Looking Statements

With the exception of the historical information contained in this news release, the matters described herein contain “forward-looking” statements that involve risks and uncertainties that may individually or collectively impact the matters herein described, including but not limited to the risk that we may not be able to complete the transactions described in this release, the fact that we have sold the tire recycling operations which have historically generated substantially all our revenue; the risk that we may not be able to increase the revenue or improve the operating results of our American Power Group division; the risk that we may not be able to return to sustained profitability; the risk that we may not be able to secure additional funding necessary to grow our business, on acceptable terms or at all; the risk that if we have to sell securities in order to obtain financing, the rights of our current stockholders may be adversely affected; the risk that we may not be able to increase the demand for our products and services; the risk that we may not be able to adequately protect our intellectual property; and risks of possible adverse effects of economic, governmental, seasonal and/or other factors outside the control of the Company, which are detailed from time to time in the Company's SEC reports, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2010. The Company disclaims any intent or obligation to update these "forward-looking" statements

Jennifer Belodeau

Institutional Marketing Services (IMS)

(203) 972-9200 x12

jbelodeau@institutionalms.com